Exhibit 10.1

FIRST AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

This First Amendment (“First Amendment”) to the Investment Management Trust Agreement (as defined below) is made and entered into as of July 8, 2025, by and between Black Hawk Acquisition Corporation, a Cayman Islands exempted company (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Management Trust Agreement.

WHEREAS, Company and the Trustee entered into that certain Investment Management Trust Agreement, dated as of March 20, 2024 (the “Original Agreement,” and as amended, including by this First Amendment, the “Investment Management Trust Agreement”);

WHEREAS, the parties now desire to amend the Investment Management Trust Agreement on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Investment Management Trust Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Trust Agreement.

1.1 Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i)	Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer or Chairman of the board of directors (the “Board”), and in the case of Exhibit A, jointly signed by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the date which is the later of (x) 33 months after the closing of the Offering or (y) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account, shall be distributed to the Public Shareholders of record as of such date.

1.2 A newly inserted provision is hereby incorporated into Section 1 of the Trust Agreement as follows:

(n) Beginning on June 22, 2025 until December 22, 2026 (as extended as applicable, the “Termination Date”), the Company may elect to extend the date by which the Company has to consummate a business combination month-by-month each time for a total of up to eighteen times by depositing $150,000 for each such one-month extension into the Company’s Trust Account. Any applicable excise tax and dissolution expense shall be paid by the Company and/or its designee, which shall not be paid from the Company’s Trust Account unless otherwise provided in this Agreement. In the event that the Company fails to timely make a payment for any given month as provided herein that the Company elects to make an extension, the Company shall have a period of forty-five (45) days to pay any applicable past due payment, which shall be calculated to be equal to the principal of the past due payment (the “Cure Period”). If the Company fails to make any applicable past due payment during the Cure Period, then the Company shall immediately cease all operations, except for the purpose of winding up, and liquidate and dissolve with the same effect as if the Company failed to complete a business combination by the Termination Date.

2. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Investment Management Trust Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Investment Management Trust Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Investment Management Trust Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 6 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

3. Governing Law. This First Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof.

4. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed to be original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

Black Hawk Acquisition Corporation

By:	/s/ Kent Kaufman
Name:	Kent Kaufman
Title:	Chief Executive Officer

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

[Signature Page to First Amendment to Investment Management Trust Agreement]

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